EX 10.20
Amendment No. 15 to Loan Agreement dated September 23,1999 between the Company and WITECH Corporation

                   AMENDMENT NUMBER FIFTEEN TO LOAN AGREEMENT


         THIS AMENDMENT to the Loan Agreement entered into as of October 4, 1993, between ARI NETWORK SERVICES, INC. ("ARI") and WITECH CORPORATION ("WITECH"), as amended (the "Loan Agreement"), is dated September 23, 1999.

                              B A C K G R O U N D:

         This Amendment to the Loan Agreement reflects the mutual understanding and agreement of the parties to amend the Loan Agreement regarding the provision by WITECH of a credit facility to ARI.

         NOW, THEREFORE, the parties agree as follows:

         1. The amount stated in Paragraph 2.2 of the Loan Agreement shall be changed to One Million Dollars ($1,000,000).

         2. In Exhibit 1.1 to the Agreement, in the definition of "Total Loan Commitment," the reference to "Three Million Dollars ($3,000,000)" is deleted and "One Million Dollars ($1,000,000)" is substituted therefor.

         3. In Exhibit 2.2(a), the reference to "Three Million Dollars ($3,000,000)" is deleted and "One Million Dollars ($1,000,000)" is substituted therefor.

         4. New Paragraphs 2.1.A. and 2.2.A. shall be added to the Loan Agreement to read as follows:

              2.1.A. Term Loan. Subject to the terms and conditions hereof, as of September 30, 1999, One Million Dollars ($1,000,000) of the outstanding principal amount of Revolving Credit Loans shall be converted into a term loan of the same amount (the "Term Loan").

              2.2.A. Term Note. The obligation to repay the Term Loan shall be evidenced by and repayable in accordance with the provisions of a promissory note of ARI substantially in the form of EXHIBIT 2.2(b) (the "Term Note"), dated September 30, 1999 and payable to the order of WITECH, with interest thereon as provided in Paragraph 2.5. The principal portion of the Term Loan shall be payable in thirty five (35) equal monthly installments of Twenty Seven Thousand Seven Hundred Seventy Eight Dollars ($27,778.00), due the first day of November, 1999 and on the same day of each successive month thereafter, plus a final payment of the unpaid principal due on October 1, 2002.

         5.   Paragraph 2.4 shall be amended to read as follows:

              2.4. Prepayments. ARI may, at its option, without premium or penalty, prepay the Revolving Credit Loans and the Term Loan made hereunder, in whole or in part at any time. All payments shall be applied first to indemnification and other amounts due hereunder, then to interest and then to principal.

         6.   Paragraph 2.5 shall be amended to read as follows:

              2.5.  Interest Rate.

                     (a) The Revolving Credit Loans shall bear interest for the period from and including the date thereof until maturity on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus two percent (2%). The Term Loan shall bear interest for the period from and including the date thereof until maturity on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus three and one-quarter percent (3 1/4%);

                     (b) If all or a portion of the principal amount of
              any Revolving Credit Loan or the Term Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all principal amounts outstanding under the Revolving Credit Note and under the Term Note shall bear interest at a rate per annum equal to the rate applicable pursuant to (a) above plus four percent (4%) from the date of such nonpayment until paid in full; and

                     (c) Interest on the Revolving Credit Note and on the
              Term Note shall be payable in arrears on each Interest Payment Date and at maturity.

         7. WITECH agrees to purchase for One Million Dollars ($1,000,000) the number of shares of ARI common stock obtained by dividing One Million Dollars ($1,000,000) by $5 1/8, rounded to the nearest full share. The purchase price shall be paid by reducing the principal amount of Revolving Credit Loans outstanding under the Loan Agreement. The exercise price of the warrants to purchase ARI stock held by WITECH will not be adjusted as a result of such stock purchase. WITECH represents and warrants that it is acquiring such shares of common stock for investment purposes only without a view to the sale or other disposition thereof, that it acknowledges that any such shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption from the registration requirements. The stock certificates representing such shares may bear a legend with respect to the foregoing restrictions on transfer.

         8. The provisions of Paragraph 4 of that certain Amendment Number Fourteen to Loan Agreement between ARI and WITECH (relating to repayment of the Bridge Loan with the proceeds of equity offerings), as well as similar provisions of prior Amendments to the Loan Agreement, shall be deleted in their entirety.

         9. Subject to the amendments described herein, the Loan Agreement, as amended, and associated documents and agreements remain in full force and effect.

         10. As further consideration for this Agreement, ARI agrees to pay WITECH a closing fee equal to 1 1/4% of the Term Loan, or $12,500.

         11. As further consideration for this Agreement ARI agrees to issue to WITECH a warrant (the "Warrant") to purchase 30,000 shares of common stock at $5 1/8 per share, substantially in the form of Exhibit A.

         12. The purchase and sale of the ARI common stock, the issuance of the Warrant, the amendment to the Loan Agreement and ARI's payment of the closing fee shall occur and be effective on September 30, 1999, provided, (a) the Board of Directors of ARI shall have approved this Agreement, the Warrant and the sale of common stock to WITECH, and (b) ARI shall have received assurances, satisfactory to it, that the sale of ARI common stock and issuance of the Warrant as contemplated hereby would not require shareholder approval, and would not constitute a corporate governance violation, under the rules of the National Association of Securities Dealers, Inc. applicable to ARI. If such conditions are not satisfied by September 30, 1999, this Agreement shall terminate without liability to either party.

         13. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto. This Agreement shall be governed by the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first above written.

WITECH CORPORATION                        ARI NETWORK SERVICES, INC.



By: /s/ Francis Brzezinski            By:  /s/ Brian E. Dearing
    -----------------------------         -------------------------------------
    Francis Brzezinski, President         Brian E. Dearing, Chairman, President
                                          and Chief Executive Officer

                                 Exhibit 2.2(b)


                                    TERM NOTE


$1,000,000.00                                                September 30, 1999
                                                           Milwaukee, Wisconsin


         FOR VALUE RECEIVED, the undersigned, ARI NETWORK SERVICES, INC., a Wisconsin corporation ("ARI"), hereby unconditionally promises to pay to the order of WITECH CORPORATION (`WITECH'), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000), payable in installments of principal as follows:
Commencing on November 1, 1999, and continuing on the first day of each month thereafter until September 1, 2002, monthly payments of Twenty Seven Thousand Seven Hundred Seventy Eight Dollars ($27,778.00) each, plus a final installment of all unpaid principal, plus all accrued and unpaid interest, on October 1, 2002.

         ARI also unconditionally promises to pay interest on the unpaid principal amount outstanding hereunder at the rates and on the dates set forth in Paragraph 2.5 of the Loan Agreement (as hereinafter defined).

         WITECH is hereby authorized to record the date and amount of each payment or prepayment of principal or interest in the books and records of WITECH and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

         This Term Note may be prepaid at any time, in whole or in part, as provided in the Loan Agreement.

         ARI and each guarantor and endorser hereof hereby waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Term Note.

         This Term Note is the Term Note referred to in the Loan Agreement dated as of October 4, 1993, as amended between ARI and WITECH (as the same may be further amended, modified, supplemented, or restated from time to time, the "Loan Agreement"), is entitled to the benefits thereof and is secured by certain collateral of ARI as provided therein and in other loan documents. References should be made to the Loan Agreement for terms and provisions which bear upon this Term Note and the payments to be made hereunder. All capitalized terms used in this Term Note, unless herein defined, shall have the meaning ascribed to such terms in the Loan Agreement.

         Upon the occurrence of any Event of Default specified in the Loan Agreement, the amounts then remaining unpaid on this Term Note may be declared to be or may become immediately due and payable as provided in the Loan Agreement.


                                          ARI NETWORK SERVICES, INC.



                                          By:
                                                 -------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------

                                                                       Exhibit A
                                     WARRANT


         This is to certify that for value received, including, without limitation, the agreement of WITECH Corporation ("WITECH") to enter into Amendment Number 15 to that certain Loan Agreement, dated October 4, 1993, as amended (the "Loan Agreement") with ARI NETWORK SERVICES, INC. (the "Company"), WITECH is entitled to purchase shares of the Company's $.001 par value Common Stock, subject to the terms and conditions more fully set forth herein.

         1. Number of Shares. This Warrant shall permit WITECH to purchase Thirty Thousand (30,000) shares of Common Stock, as adjusted hereunder
(the "Underlying Shares"). In the event of any stock dividend, stock split, reverse stock split, recapitalization or reorganization or any similar transaction, the number of shares of the Common Stock that the holder hereof may acquire upon exercise hereof and the Exercise Price shall be proportionately and appropriately adjusted.

         2. Exercise Price. The Underlying Shares of the Common Stock that may be acquired by WITECH pursuant to the exercise of this Warrant may be acquired by WITECH at a per share price of $5 1/8 (the "Exercise Price").

         3. Adjustment of Exercise Price. In the event that ARI issues any shares of Common Stock (other than to directors, employees or former directors or employees of the Company upon the exercise of stock options) (the "Newly Issued Common Stock") or warrants (other than the warrants originally issued to or held by WITECH) or other securities convertible into Common Stock (other than stock option grants to directors or employees) ("Newly Issued Securities") at any time while this Warrant is outstanding and the price per share of such Newly Issued Common Stock or the exercise price per share under such Newly Issued Securities is less than the Exercise Price hereunder, the Exercise Price hereunder with respect to any Underlying Shares shall be reduced to the per share price of such Newly Issued Common Stock or the exercise price under such Newly Issued Securities.

         4. Exercise. This Warrant may be exercised at any time on or before September 30, 2006, as to all or part of the Underlying Shares. To exercise this Warrant, WITECH shall present to the Company this Warrant, together with the Exercise Price for the number of Underlying Shares to be purchased, in cash or by certified check or bank draft drawn on immediately available funds, whereupon this Warrant shall be exercised to the extent specified, and WITECH shall be the holder of record of the number of shares of Common Stock purchased. Certificates evidencing such shares shall be delivered to WITECH within a reasonable time but not exceeding ten (10) days after this Warrant shall have been exercised as provided herein.

         5. Representations and Warranties. The Company hereby represents and warrants to WITECH as follows:

         (a) The Company has full corporate power and authority to execute this Warrant and perform its obligations hereunder.

         (b) The execution and delivery of this Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed by properly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (c) Neither the execution and delivery of this Warrant nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term or condition contained in any judgment, decree, order, statute, rule or governmental regulation applicable to the Company or any of its subsidiaries or any of its or their assets.

         (d) The Company shall at all times from the date hereof until such time as its obligations hereunder terminate, reserve for issuance upon exercise of this Warrant, that number of shares of the Common Stock equal to the maximum number of shares of the Common Stock which may be acquired pursuant hereto. Any shares issued pursuant to the exercise of this Warrant shall be duly and validly issued, fully paid and nonassessable (other than as provided in Section 180.0622(2)(b) of the Wisconsin Statutes and the case law interpreting such statute), shall be free and clear of all liens, security interests, charges, claims or encumbrances, and shall not have been issued in violation of any preemptive rights of any stockholders of the Company.

         6.     Miscellaneous

         (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), but rather has been issued pursuant to an exemption therefrom. This Warrant may not be transferred or assigned except as expressly permitted herein, and then only in accordance with a valid registration statement or an exemption from registration under the provisions of the Act.

         (b) This Warrant shall not entitle the holder hereof to any rights as a stockholder of the Company, either at law or in equity; specifically, this Warrant shall not entitle the holder hereof to vote on any matter presented to the stockholders of the Company or to any notice of any meetings of stockholders or any other proceedings of the Company.

         (c) If any term, provision, covenant or restriction contained in this Warrant is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restriction contained in this Warrant shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that this Warrant will not permit the holder hereof to acquire the full number of shares of the Common Stock provided in Paragraph 1, above, it is the express intention of the Company to allow the holder hereof to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         (d) This Warrant shall in all respects be governed by and construed in accordance with the internal laws of the State of Wisconsin.

         (e) This Warrant may not be modified, amended, altered or supplemented, except upon the execution and delivery of written agreement executed by the Company and the holder hereof.

         (f) This Warrant constitutes the entire agreement of WITECH and the Company with respect to the matters contained herein, and supersedes all prior agreements and understandings between the parties with respect thereto.

         IN WITNESS WHEREOF, the Company has executed and delivered this Warrant effective as of this 30th day of September, 1999.


                                            ARI NETWORK SERVICES, INC.



                                            By:
                                               ---------------------------------
                                               Brian E. Dearing,
                                               Chairman, President and
                                               Chief Executive Officer


                                            Attest:



                                            By:
                                               ---------------------------------
                                               Mark L. Koczela, Secretary